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                                                                   EXHIBIT 10.10


                                 NETZEE, INC.
                           INDEMNIFICATION AGREEMENT


     THIS AGREEMENT is made on this ____ day of October, 1999, by and between Netzee, Inc., a Georgia corporation ("Netzee"), and the undersigned ("Executive"),

                                  WITNESSETH:

     WHEREAS, Executive is currently serving or intends to serve as an officer or director of Netzee and in such capacity performs a valuable service for Netzee;

     WHEREAS, the Georgia Business Corporation Code, as now in effect or hereafter amended (the "GBCC") as well as Netzee's Bylaws (the "Bylaws") specifically provide that the indemnification provided thereunder is not exclusive of any other rights with respect to indemnification or otherwise to which those seeking indemnification may be entitled under any resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon;

     WHEREAS, the GBCC and the Bylaws contemplate that contracts may be entered into between Netzee and its officers and directors with respect to indemnification of such persons;

     WHEREAS, Netzee intends to purchase and maintain a policy of directors and officers' liability insurance ("D&O Insurance") covering certain liabilities that may be incurred by its officers and directors in the performance of their services to Netzee;

     WHEREAS, recent developments with respect to the terms and availability of D&O Insurance have raised questions concerning the continuing availability of such insurance to corporations generally and the reliability of the protection such insurance affords to directors; and

     WHEREAS, in order to resolve such questions and thereby encourage Executive to continue his service or begin to serve as an officer or director of Netzee, Netzee has determined and agreed to enter into this Agreement with Executive;

     NOW, THEREFORE, in consideration of Executive's service or continued service to Netzee as an officer or director from and after the date hereof, the parties hereby agree as follows:

     1. INDEMNITY OF EXECUTIVE. Netzee shall defend, hold harmless and indemnify Executive to the full extent permitted by the provisions of the GBCC, as currently in
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effect or as it may hereafter be amended, or by the provisions of any other applicable statute authorizing or permitting such indemnification, whether currently in effect or hereafter adopted.

     2.  INSURANCE POLICIES.

         (a) Netzee represents that it intends to obtain D&O Insurance with _____________________ in the amount of $_____________. Subject to the provisions of Section 2(b) hereof, for so long as Executive shall continue in such capacity and thereafter if Executive shall then be subject to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that Executive was an officer or director of Netzee, Netzee will use reasonable efforts to maintain in effect for the benefit of Executive one or more policies of D&O Insurance providing coverage comparable to that presently in effect.

         (b) Netzee shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Netzee, the premium cost for such insurance is disproportionate to the amount or extent of coverage.

     3. ADDITIONAL INDEMNITY. Subject to the provisions of Section 4 hereof and without limiting the effect of the Bylaws, Netzee shall defend, hold harmless and indemnify Executive as follows:

         (a)  In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Netzee), by reason of the fact that he is or was an officer or director of Netzee, or is or was serving at the request of Netzee as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all costs, liabilities, obligations, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in a manner that he believed in good faith to be in or not opposed to the best interests of Netzee, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Executive did not act in a manner which he believed in good faith to be in or not opposed to the best interests of Netzee and, with respect to any criminal action or proceeding, that Executive had no reasonable cause to believe that his conduct was unlawful.
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         (b)  In any threatened, pending or completed action, suit or proceeding by or in the right of Netzee to procure a judgment in its favor, by reason of the fact he is or was an officer or director of Netzee or is or was serving at the request of Netzee as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all costs, liabilities, obligations, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in a manner that he believed in good faith to be in or not opposed to the best interests of Netzee. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that Executive did not act in a manner which he believed in good faith to be in or not opposed to the best interests of Netzee.

     4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by Netzee:

         (a) to the extent it would reduce or eliminate any payments under any D&O Insurance covering Executive;

         (b) to the extent of any liability for which Executive is indemnified pursuant to Sections 1 and 2 of this Agreement or pursuant to any D&O Insurance carried by Netzee;

         (c) on account of any claim against Executive for an accounting of profits made from the purchase or sale of securities of Netzee pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or the similar provisions of any other applicable law;

         (d) on account of any claim against Executive arising out of the trading of Netzee stock while possessing material non-public information, whether pursuant to the Insider Trading Sanctions Act of 1984 or otherwise;

         (e) if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such indemnity is not lawful;

         (f) in respect to remuneration paid to Executive if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such remuneration was not lawful;

         (g) for any appropriation, in violation of his duties, of any business opportunity of Netzee;
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         (h)  for acts or omissions which involve fraud, intentional misconduct or a knowing violation of law;

         (i) for unlawful distributions as set forth in GBCC (S) 14-2-832 (or any successor provision); or

         (j) for any transaction from which he received an improper personal benefit.

     5.  NOTIFICATION AND DEFENSE OF CLAIM.

         (a) Promptly after receipt by Executive of notice of the commencement of any action, suit or proceeding, Executive will, if a claim in respect thereto is to be made against Netzee under this Agreement, notify Netzee of the commencement thereof. The failure so to notify Netzee will not relieve Netzee from any liability which it may have to Executive otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Executive so notifies Netzee:

              (i) Netzee will be entitled to participate therein at its own expense; and

              (ii) except as otherwise provided below, to the extent that it may wish, Netzee may assume the defense thereof.

         (b) After notice from Netzee to Executive of its election to assume the defense thereof, Netzee will not be liable to Executive under this Agreement or otherwise for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ counsel of his choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Netzee of its assumption of the defense thereof shall be at the expense of Executive unless (i) the employment of counsel by Executive has been authorized in writing by Netzee, (ii) Netzee and Executive shall have reasonably concluded that there may be a conflict of interest between Netzee and Executive in the conduct of the defense of such action, or (iii) Netzee shall have failed or refused to employ counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Executive's counsel shall be paid by Netzee.

         (c) Netzee shall not be liable to Executive under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without its prior written consent. Netzee shall not settle any such action, suit or
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     proceeding in any manner which would impose any penalty or limitation on
     Executive without Executive's prior written consent. Neither Netzee nor Executive will unreasonably withhold his or its consent to any proposed settlement.

     6. PREPAYMENT OF EXPENSES. Unless Executive otherwise elects, expenses incurred in defending any civil or criminal action, suit or proceeding will be paid by Netzee in advance of the final disposition of such action, suit or proceeding upon receipt of a written agreement from Executive in form and substance satisfactory to Netzee (i) affirming the Executive's good faith belief that his conduct does not constitute behavior of the kind described in Sections 4(c) through (j) of this Agreement, and (ii) agreeing to repay any advances if it shall be ultimately determined that he is not entitled to be indemnified by Netzee under this Agreement.

     7. CONTINUATION OF INDEMNITY. All agreements and obligations of Netzee contained in this Agreement shall continue during the period Executive is a member of the Board of Executives of Netzee and shall continue thereafter so long as Executive shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Executive was a director of Netzee, or is or was serving at the request of Netzee as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     8. ALLOWANCE FOR COMPLIANCE WITH SEC REQUIREMENTS. Executive acknowledges that the Securities and Exchange Commission ("SEC") has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (the "Act") is against public policy and therefore unenforceable. Executive hereby agrees that it will not be a breach of this Agreement for Netzee to agree with the SEC in connection with the registration for sale of any stock or other securities of Netzee from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by Netzee of expenses incurred or paid by a director or officer of Netzee in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, Netzee will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. Executive further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

     9. RELIANCE. Netzee has entered into this Agreement in order to induce Executive to serve or continue as a member of the Board of Executives of Netzee, and acknowledges that Executive is relying upon this Agreement with respect thereto.
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     10.  SEPARABILITY.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     11. GOVERNING LAW; ASSIGNMENT; BINDING EFFECT; AMENDMENT AND TERMINATION; GENDER.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

          (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Executive.

          (c) This Agreement shall be binding upon Executive and upon Netzee, its successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Executive, his heirs, personal representatives and permitted assigns and to the benefit of Netzee, its successors and assigns.

          (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto.

          (e) References herein to the male gender herein shall include references to the female gender.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                     NETZEE, INC.

                                     By:
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                                     Name:
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                                     Title:
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                                     EXECUTIVE

                                     By:
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                                     Name:
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                                     Title:
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